Filed Pursuant to Rule 433

Registration Statement No. 333-232863

November 16, 2020

PRICING TERM SHEET

Issuer:	Phillips 66

Guarantor:	Phillips 66 Company

Ratings*:	A3 (Negative Outlook) (Moody’s); BBB+ (Negative Outlook) (S&P)

Issue of Securities:	Floating Rate Senior Notes due 2024 (the “Floating Rate Notes”)

Principal Amount:	$450,000,000

Interest Rate Basis and Base Rate Spreads:	Three-month LIBOR plus 62 bps, reset quarterly. See “Description of the Notes—Interest on the Floating Rate Notes—Effect of a Benchmark Transition Event” contained in the preliminary prospectus supplement filed with the Securities and Exchange Commission for the offering to which this communication relates, which describes how the rate and amount of interest payable on the Floating Rate Notes will be determined by reference to a different base rate than three-month LIBOR following the occurrence of a Benchmark Transition Event, as defined in the preliminary prospectus supplement.

Initial Interest Rate and Determination Date:	Three-month LIBOR determined as of November 16, 2020, plus 62 bps

Interest Payment and Reset Dates:	Quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning February 15, 2021

Interest Determination Dates:	Second LIBOR business day immediately preceding the applicable interest reset date

Maturity Date:	February 15, 2024

Initial Price to Public:	100.000% of principal amount, plus accrued interest, if any, from November 18, 2020

Optional Redemption:	Prior to November 19, 2021, the Company may not redeem the Floating Rate Notes. Beginning on November 19, 2021, Phillips 66 may redeem the Floating Rate Notes at a redemption price equal to 100% of the principal amount of the Floating Rate Notes being redeemed, plus accrued but unpaid interest thereon to, but not including, the redemption date.

Settlement Date:	November 18, 2020

Settlement Cycle:	T+2

Day Count Convention:	Actual / 360

CUSIP / ISIN:	718546 AX2 / US718546AX25

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:	RBC Capital Markets, LLC Barclays Capital Inc. Mizuho Securities USA LLC Citigroup Global Markets Inc. Commerz Markets LLC BNP Paribas Securities Corp. BofA Securities, Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

MUFG Securities Americas Inc.

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

Truist Securities, Inc.

Wells Fargo Securities, LLC

Co-Managers:	CIBC World Markets Corp. Credit Agricole Securities (USA) Inc. PNC Capital Markets LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling RBC Capital Markets, LLC toll free at 1-866-375-6829, Barclays Capital Inc. toll free at 1-888-603-5847, Citigroup Global Markets Inc. toll free at 1-800-831-9146, Commerz Markets LLC toll free at 1-800-233-9164 or Mizuho Securities USA LLC toll free at 1-866-271-7403.

Issuer:	Phillips 66

Guarantor:	Phillips 66 Company

Ratings*:	A3 (Negative Outlook) (Moody’s); BBB+ (Negative Outlook) (S&P)

Issue of Securities:	0.900% Senior Notes due 2024 (the “2024 Notes”)

Principal Amount:	$800,000,000

Coupon:	0.900%

Interest Payment Dates:	Semi-annually on February 15 and August 15, commencing on February 15, 2021

Maturity Date:	February 15, 2024

Treasury Benchmark:	0.250% due November 15, 2023

U.S. Treasury Yield:	0.234%

Spread to Treasury:	70 bps

Re-offer Yield:	0.934%

Initial Price to Public:	99.892% of principal amount, plus accrued interest, if any, from November 18, 2020

Optional Redemption:	Prior to November 19, 2021 (the date that is the first business day after the date that is one year following the date of issuance of the 2024 Notes), the Company may not redeem the 2024 Notes. Beginning on November 19, 2021, the Company may redeem the 2024 Notes at a redemption price equal to 100% of the principal amount of the 2024 Notes being redeemed, plus accrued but unpaid interest thereon to, but not including, the redemption date.

Make-Whole Spread:	Not applicable.

Settlement Date:	November 18, 2020

Settlement Cycle:	T+2

Day Count Convention:	30 / 360

CUSIP / ISIN:	718546 AY0 / US718546AY08

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:

RBC Capital Markets, LLC

Barclays Capital Inc.

Mizuho Securities USA LLC
Citigroup Global Markets Inc.

Commerz Markets LLC

BNP Paribas Securities Corp.

BofA Securities, Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

MUFG Securities Americas Inc.

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

Truist Securities, Inc.

Wells Fargo Securities, LLC

Co-Managers:	CIBC World Markets Corp. Credit Agricole Securities (USA) Inc. PNC Capital Markets LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling RBC Capital Markets, LLC toll free at 1-866-375-6829, Barclays Capital Inc. toll free at 1-888-603-5847, Citigroup Global Markets Inc. toll free at 1-800-831-9146, Commerz Markets LLC toll free at 1-800-233-9164 or Mizuho Securities USA LLC toll free at 1-866-271-7403.

Issuer:	Phillips 66

Guarantor:	Phillips 66 Company

Ratings*:	A3 (Negative Outlook) (Moody’s); BBB+ (Negative Outlook) (S&P)

Issue of Securities:	1.300% Senior Notes due 2026 (the “2026 Notes”)

Principal Amount:	$500,000,000

Coupon:	1.300%

Interest Payment Dates:	Semi-annually on February 15 and August 15, commencing on February 15, 2021

Maturity Date:	February 15, 2026

Treasury Benchmark:	0.250% due October 31, 2025

U.S. Treasury Yield:	0.408%

Spread to Treasury:	90 bps

Re-offer Yield:	1.308%

Initial Price to Public:	99.960% of principal amount, plus accrued interest, if any, from November 18, 2020

Optional Redemption:	Prior to January 15, 2026 (the date one month prior to the maturity date of the 2026 Notes), the Company may elect to redeem the 2026 Notes for an amount equal to the principal amount of the 2026 Notes being redeemed plus a make-whole premium and accrued but unpaid interest thereon to, but not including, the redemption date. Beginning on January 15, 2026 the Company may redeem the 2026 Notes at a redemption price equal to 100% of the principal amount of the 2026 Notes being redeemed, plus accrued but unpaid interest thereon to, but not including, the redemption date.

Make-Whole Spread:	T + 15 bps

Settlement Date:	November 18, 2020

Settlement Cycle:	T+2

Day Count Convention:	30 / 360

CUSIP / ISIN:	718546 AZ7 / US718546AZ72

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Running Managers:

RBC Capital Markets, LLC

Barclays Capital Inc.

Mizuho Securities USA LLC
Citigroup Global Markets Inc.

Commerz Markets LLC

BNP Paribas Securities Corp.

BofA Securities, Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

MUFG Securities Americas Inc.

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC Truist Securities, Inc. Wells Fargo Securities, LLC

Co-Managers:	CIBC World Markets Corp. Credit Agricole Securities (USA) Inc. PNC Capital Markets LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling RBC Capital Markets, LLC toll free at 1-866-375-6829, Barclays Capital Inc. toll free at 1-888-603-5847, Citigroup Global Markets Inc. toll free at 1-800-831-9146, Commerz Markets LLC toll free at 1-800-233-9164 or Mizuho Securities USA LLC toll free at 1-866-271-7403.